1

Disclaimers Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 21E of the Exchange Act, including but not limited to statements related to our outlook for Q2 and full year 2025, and other financial and business goals. Forward-looking statements are based on our expectations as of the date of this presentation and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Actual results could materially differ because of such factors or circumstances, which include those described in our first quarter 2025 earnings release. You should carefully consider these factors as well as the risks and uncertainties outlined in greater detail in the Risk Factors sections of our 2024 Form 10-K, our first quarter 2025 Form 10-Q and our other SEC filings before making any investment decision with respect to our common stock. These factors, individually or in the aggregate, may cause our actual results to differ materially from our expected and historical results. We undertake no obligation to revise or update publicly any forward-looking statement for any reason, except as otherwise required by law. Industry Data This presentation contains statistical data, estimates, and forecasts that are based on independent industry publications or other publicly available information, as well as other information based on our internal sources. While we believe the industry and market data included in this presentation are reliable and are based on reasonable assumptions, these data involve many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and other publicly available information. Non-GAAP Financial Measures This presentation includes certain non-GAAP measures not based on generally accepted accounting principles. For more information and for reconciliations between GAAP and these non-GAAP measures, see the appendix to this presentation. 2©2025 InterDigital, Inc. All Rights Reserved.

Agenda Financial & Business Highlights Q3 and FY25 Guidance Background on InterDigital Appendix 3©2025 InterDigital, Inc. All Rights Reserved.

Q2 Financial Highlights  Revenue, Adj. EBITDAa and Diluted EPS exceed the top end of guidance range  Annualized Recurring Revenueb (ARR) up 44% YoY to an all-time high of $553 million  Smartphone ARRb up 58% YoY to $465 million, also an all- time high  Adj. EBITDAa of $237 million, up 50% YoY  Adj. EBITDA margina of 79%, up 8 PPT YoY  Return of capital of $42 million, including $26 million of share repurchases  Cash balance of $937 million a Non-GAAP Measure / Please see appendix for GAAP to Non-GAAP reconciliations b Please see appendix for a description of this metric and how it is calculated 5©2025 InterDigital, Inc. All Rights Reserved.

Recent Business Highlights  Concluded Samsung arbitration with significant increase to ARR  Signed new license agreement with HP  Driving 6G development, including integration of AI, via leadership in standards bodies such as 3GPP  Ranked #2 among global telecoms for patent portfolio quality and quantity by IEEE  Demonstrated “HDR Without Limits” alongside partners at NAB 2025 6©2025 InterDigital, Inc. All Rights Reserved.

Successful Completion of Samsung Arbitration  World’s largest smartphone manufacturer  License covers > 200 million mobile devices shipped annually  Total contract value of $1.05 billion over 8 years, licensed through end of 2030  Annual recurring revenue of $131 million, an increase of 67% from prior agreement  Catch-up revenue of $119 million recognized in Q2  Seven of ten largest smartphone vendors and ~80% of the global smartphone market now under license 7©2025 InterDigital, Inc. All Rights Reserved.

Q2 License Agreement With HP  Multi-year agreement licenses HP personal computers to our WiFi and video decoding technologies  HP is one of the world’s largest PC manufacturers  Agreement reached through bilateral negotiation  Further validates importance of our foundational innovation and growth potential beyond our Smartphone program  Catch-up revenue of $44 million recognized in Q2  More than 50% of the PC market now under license 8©2025 InterDigital, Inc. All Rights Reserved.

Financial Results vs. Outlook Q 2 ’ 2 5 R E S U L T S Q 2 ’ 2 5 O U T L O O K Revenue $300.6M $165M - $170M Adjusted EBITDAa $236.7M $107M - $114M Diluted EPS $5.35 $1.90 - $2.11 Non-GAAP EPSa $6.52 $2.67 - $2.90 aNon-GAAP Measure / Please see appendix for GAAP to Non-GAAP reconciliations. 9©2025 InterDigital, Inc. All Rights Reserved.

ARRa +44% YoY Q2’25 Results ©2025 InterDigital, Inc. All Rights Reserved. 10 0 100 200 300 400 500 600 Q2 ‘24 Q2 ‘25 $384M $553M Ce, IoT/Auto Smartphone $224M $301M 0 100 200 300 400 500 600 Q2 ‘24 Q2 ‘25 Revenue +34 % YoY $158M $237M 71% 79% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 0 100 200 300 400 500 600 Q2 ‘24 Q2 ‘25 Adjusted EBITDAb +50% YoY $4.57 $6.52 Q2 ‘24 Q2 ‘25 Non-GAAP EPSb +43% YoY - - - - - -Adj EBITDA Marginb a Please see appendix for a description of this metric and how it is calculated b Non-GAAP financial measure. Refer to non-GAAP reconciliation in appendix.

11©2025 InterDigital, Inc. All Rights Reserved.

Company Increases FY 2025 Guidance (as of July 31, 2025) 12 Q 3 ’ 2 5 O U T L O O K F Y 2 5 C U R R E N T O U T L O O K F Y 2 5 P R I O R O U T L O O K Revenue $136M - $140M $790M - $850M $660M - $760M Adjusted EBITDAa $69M - $75M $551M - $569M $400M - $495M Diluted EPS $0.94 - $1.11 $10.94 - $11.47 $6.79 - $9.67 Non-GAAP EPSa $1.52 - $1.72 $14.17 - $14.77 $9.69 - $12.92 a Non-GAAP Measure / Please see appendix for GAAP to Non-GAAP reconciliations. The outlook for third quarter 2025 covers existing licenses and does not include any new agreements or enforcement action results we may sign or receive over the balance of the third quarter. The outlook for full year 2025 includes both existing licenses and the expected contributions from new agreements over the balance of the year. ©2025 InterDigital, Inc. All Rights Reserved.

Upcoming Investor Events 13 August 26 Jefferies Semiconductor, IT Hardware & Communications Conference Chicago, IL August 27 Midwest IDEAS Conference Chicago, IL August 27 Evercore ISI Semiconductor, IT Hardware & Networking Conference Chicago, IL ©2025 InterDigital, Inc. All Rights Reserved. September 17/18 Sidoti Conference Virtual

14©2025 InterDigital, Inc. All Rights Reserved.

Premier Team Essential Technology Development Company Introduction Long-term Growth Strategy Accelerating Business Momentum 01 0304 0205 InterDigital Innovating Today, Empowering Tomorrow ©2025 InterDigital, Inc. All Rights Reserved. 15

InterDigital Pioneering Wireless, Video and AI Research

HIGHLIGHTS

World-class team Led by seasoned industry veterans

Driving foundational research in wireless, video & AI since 1972

Industry-leading patents Evergreen patent portfolio of ~34,000 assets

Long-term customers Subscription-like revenue, $4B+ in TCV* added since the start of 2021

Enabling ecosystem Over two billion devices and $5.7T economic value annually

2024 Financial Results

$869M Revenue	$14.97 Non-GAAP EPS[a]	63% Adj. EBITDA Margin[a]	~$1B Cash
↑ 58% YoY	↑ 62% YoY		

TOP CUSTOMERS: SAMSUNG Lenovo oppo

*TCV = total contract value

[a] Non-GAAP financial measure. Refer to non-GAAP reconciliation in appendix

©2025 InterDigital, Inc. All Rights Reserved.

16

World-Class Leadership Team

Decades of industry experience. Strong track record. Drive deep collaboration and superb execution



Liren Chen
CEO



Rajesh Pankaj
CTO



Julia Mattis
Chief Licensing Officer (Interim)



Rich Brezski
CFO



Michael Cortino
Chief Information Officer



Ken Kaskoun
Chief Growth Officer



Skip Maloney
Chief People Officer



Joshua Schmidt
Chief Legal Officer



Robert S. Stien
Chief Communications & Public Policy Officer

©2025 InterDigital, Inc. All Rights Reserved.
17

18©2025 InterDigital, Inc. All Rights Reserved. IP as a Service Business Model: A Virtuous Cycle of Innovation We are a foundational R&D company. We share our innovation through the standards process and monetize our technology through IP licensing. $ RESEARCH & INNOVATION PATENT PORTFOLIO LICENSING PRODUCT IMPLEMENTERS STANDARD DEVELOPMENT TECHNOLOGY SHARING

We Focus on Foundational Technologies

We solve the most complex problems in the system.
The technology we created is broadly applicable to many industries



WIRELESS

Cellular wireless - 4G/5G/6G

WiFi and wireless local area networks



VIDEO

Video compression, transport and enhancement

Immersive media compression, transport and enhancement


AI

AI

Using AI for wireless and video

Video coding for use by AI

Our research and patents in these areas underpin our business

©2025 InterDigital, Inc. All Rights Reserved.
19

20©2025 InterDigital, Inc. All Rights Reserved. InterDigital Tech Underpins Surging Mobile Traffic 2017 2022 2027 50 100 150 200 250 3000 10.8 EB 90.4 EB 282.8 EB Video Drives Surge in Mobile Data Traffic Estimated global media traffic by application category (in exabytes per month)* * One exabyte equals one million terabytes. Source: Ericsson Mobility Report Video Other

Our Innovations Help Drive Video Codec Evolution


MARVEL STUDIOS
DEADPOOL
& WOLVERINE

4K Movie
130-Minute Run Time


Uncompressed: 11,600GB
Compressed
AVC: ~24 GB(1)
VP9: ~15 GB
HEVC: ~14 GB(1)
AV1: ~11 GB
VVC: ~9 GB(2)

(1) http://www.iam-media.com/litigation/what-will-tv-cost-you-putting-price-hevc-licences
(2) Approximated based on the result from 3GPP document https://www.3gpp.org/ftp/Specs/archive/26_series/26.955/26955-h00.zip
Source: Counterpoint, WINXDVD

©2025 InterDigital, Inc. All Rights Reserved.
21

The Power of the Global Standards System



CONSUMERS

A global system of standards helps ensure interoperability



IMPLEMENTERS

Standards like 5G lower barriers to entry for new entrants into a market like smartphones and benefit from economies of scale



OPERATORS AND SERVICE PROVIDERS

Standards increase system capacity and lower the total cost of ownership

©2025 InterDigital, Inc. All Rights Reserved.

22

InterDigital Drives Standard Development



UNITING PRINCIPLES

Strong belief in global standards

Focus on technology merits and neutral on product implementation decisions



STRONG LEADERSHIP

Participate in 100+ standard development organizations (SDO)

Hold more than 100 leadership positions in these SDOs



BROAD COLLABORATIONS

Collaborate with many industry partners and leading universities

Our technologies benefit the whole eco-system: billions of devices and many cloud-based services each year

©2025 InterDigital, Inc. All Rights Reserved.

23

We Have Many Standard Development Leadership Positions

Cellular & WiFi Standards

3GPP



RAN2
Chair



SA6
Chair

ETSI



ETSI Board Member
ISAC ISG Chair



RIS ISG
Chair



Member
FCC CSRIC IX – 6G
Security Working Group



SAI
Vice Chair

ATIS / NEXT G ALLIANCE



Steering Group Co-Chair
Technology Roadmap Vice-Chair

IEEE



SA Board of Governors Policy & Procedures
C/SAB Chair



AIML Standing Committee
Chair

IETF



Internet WG
Vice Chair

Video Standards

ITU / MPEG / JVT



NNVC
Co-Chair & SW Chair



Beyond VVC
Co-Chair of
Two AHG



Beyond VVC
Co-Chair of
Two AHG

MPEG



MPEG Green
Chair



AI AHG
Co-Chair
AI-PCC Chair



Haptic AHG
Chair



Ultra HD Forum Board Member

SMPTE
25CSS & 32NF80 TLXDG
Committee Chair

DVB



Steering Board Member

ITU



TSAG
Vice Chair

Sphere of Influence Growing: More than 100 Leadership Positions in Wireless & Video Standards

©2025 InterDigital, Inc. All Rights Reserved.

24

One Of Only Four Companies with Multiple 3GPP Chair Positions

Radio Access Network (RAN)

Working Group	Chair
WG1 Radio Layer1	中国移动 China Mobile
WG2 Radio Layer 2/3	interdigital.
WG3 Architecture & Related Network Interfaces	NOKIA
WG4 Radio Performance & Protocol Aspects	
WG5 Mobile Terminal Conformance Test	MOTOROLA MOBILITY

Services & System Aspects (SA)

Working Group	Chair
WG1 Services	Deutsche Telekom
WG2 System Architecture	SAMSUNG
WG3 Security	SAMSUNG
WG4 Codec	Tencent
WG5 Telecom Management	HUAWEI
WG6 Mission-critical Apps	interdigital.

Core Network & Terminals (CT)

Working Group	Chair
WG1 User Equipment To Core Network Protocols	Qualcomm
WG3 Interworking With External Networks	HUAWEI
WG4 Core Network Protocols	中国移动 China Mobile
WG6 Smart Card Application Aspects	IDEMIA

©2025 InterDigital, Inc. All Rights Reserved.
25

InterDigital is a Recognized Global Innovation Leader

For the fourth year in a row, LexisNexis recognized InterDigital amongst the **World's 100 Most Innovative Business.**

Innovation Momentum 2025: The Global Top 100, **"represents the world's leading patent owners with the highest innovation momentum."**

2022:


LexisNexis
The 2022 Global Top 100

2023:


The 2023 Global Top 100

2024:


The 2024 Global Top 100

2025:



©2025 InterDigital, Inc. All Rights Reserved.
26

27©2025 InterDigital, Inc. All Rights Reserved. Innovation Engine Fuels Evergreen IP Portfolio ~19,000 Assets ~34,000 Assets Our patent portfolio grew > 70% between 2017 & 2025 with the addition of video & DTV related technologies and continuing growth of wireless assets 2 0 1 7 : 2 0 2 5 : Portfolio is evergreen, growing by ~6 new patents each day Cellular WiFi Video DTVBroadcast & Home Network Implementation

28©2025 InterDigital, Inc. All Rights Reserved.

©2025 InterDigital, Inc. All Rights Reserved. Licensing Success Drives ARRa Growth More than 40 licenses with TCV > $4B closed since the start of 2021 *Arbitration concluded a Please see appendix for a description of this metric and how it is calculated 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 2 0 2 4 2 0 2 5 ( Y T D ) 29 * $250M $300M $350M $400M $450M $500M $550M $600M New Agreements and Renewals Drive Increase in ARR

$155M $208M $255M $345M $551M 43% 49% 56% 63% 63% 0% 10% 20% 30% 40% 50% 60% 70% $0M $100M $200M $300M $400M $500M $600M $359M $425M $458M $550M $869M $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 2020 2021 2022 2023 2024 Strong Revenue Growth, Margins and Return of Capital 30 2020 2021 2022 2023 2024 Non-GAAP EPSa > 6.5X growth - - - - - -Adj EBITDA Margina Revenue 25% CAGR $2.27 $3.73 $5.08 $9.23 $14.97 $0.00 $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 $16.00 2020 2021 2022 2023 2024 Adjusted EBITDA > 3.5X growth a a Non-GAAP financial measure. Refer to non-GAAP reconciliation in appendix $0M $500M $1,000M $1,500M $2,000M 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Dividends Repurchases Return of Capital Nearly $1.9B cumulative since 2011 ©2025 InterDigital, Inc. All Rights Reserved. 30

31©2025 InterDigital, Inc. All Rights Reserved.

32©2025 InterDigital, Inc. All Rights Reserved. Our Technologies Benefit the Economy and the World Source: GSMA The Mobile Economy 2024 5.6 billion people globally subscribed to a mobile service, including 4.7 billion who used the mobile internet Mobile technologies and services generate $5.7 trillion economic value, 5.4% of global GDP Enables 35 million jobs across the wider mobile ecosystem 5G is projected to add nearly $1 trillion to the global economy in 2030

We Address Three Attractive Markets

Market	2025E TAM	'25 – '28E CAGR	Significant Customers	Key Market Dynamic
SMARTPHONES	~1.2B Units (~$470B)	~3%	<10	Increasing concentration of **top OEMs**
CE, IoT/AUTO	~1.6B Units (~$400B)[1]	~6%	~100	**High shipment growth** with fragmentation across segments
CONTENT & CLOUD SERVICES	~$465B	~11%	<20	**High growth** with increasing focus on profitability

Sources: Counterpoint Research, OMDIA
[1] Includes only value for Consumer Electronics and IoT Devices

©2025 InterDigital, Inc. All Rights Reserved.
33

Clear Pathway to Growth

$1B+ ARR[a] Target | 2030


Q2-2025
2030
$465M
~$500M
(by 2027)
$87M
~$200M
$0
~$300M+

SMARTPHONE
Increase penetration
Enhance valuation during renewals

CE, IOT/AUTO
Increase penetration
Expand market coverage

STREAMING & CLOUD SERVICES
Grow video services licensing program

a Please see appendix for a description of this metric and how it is calculated

©2025 InterDigital, Inc. All Rights Reserved.

34

Strong Runway for Continued Smartphone Growth Primary Opportunity Licensed1 Long Tail 1. Lenovo in binding arbitration Licensing coverage: ~80% • +8% from vivo license in Q1 • Large global market, projected at 3% CAGR thru ‘28 • Growth from licensing remaining top OEMs • Focus on driving higher value from key customers during renewal cycle 2 0 2 5 E S M A R T P H O N E S H I P M E N T S : ~ 1 . 2 B 51% 28% 17% ~80% ~ 5 Others ~5% Source: Counterpoint Research 35©2025 InterDigital, Inc. All Rights Reserved.

Good Momentum in CE - Large Opportunity Remains

License coverage based on HEVC

PCs & TABLETS: ~385M


amazon
HUAWEI
DELL
acer
ASUS
~15%
~25%
~60%
Lenovo
SAMSUNG
LG
hp

TVs: ~210M


LG
TCL
Hisense
VIZIO
COMPAL
~20%
~45%
~35%
SAMSUNG
Panasonic
TPV

Licensed | Primary Opportunity | Long Tail

Note: Figures represent 2025 estimated shipments
Source: Omdia

©2025 InterDigital, Inc. All Rights Reserved.

36

Strong Growth Opportunity in Automotive and IoT

PASSENGER VEHICLE SHIPMENTS (M)



5G
4G
CAGR ~10%
~65
~80
~85% of 4G auto market licensed
5G auto market driving value growth
2025E
2028E

CELLULAR IOT SHIPMENTS (M)



Active Licensing Program
CAGR ~15%
Others
Healthcare
Enterprise
Industrial
PoS
Smart Meters
Asset Tracking
~250
~350
2025E
2028E

Sources: Counterpoint Research, Omdia

©2025 InterDigital, Inc. All Rights Reserved.

37

38©2025 InterDigital, Inc. All Rights Reserved. SVoD and AVoD Are Our Initial Focus Source: Omdia 2025 TAM 2028 TAM TAM CAGR $300 B$165 B $190 B $170 B $160 B $18 B $21 B $5 B $6 B +13% +14% +5% +5% -2% SVoD AVoD GLOBAL PAY-TV VIDEO CONFERENCING CLOUD GAMING $440 B

Capital Allocation Priorities

Maintain **fortress balance sheet**

Financial strength is a strategic asset

Organic investment in business

Prioritize investment into research and IP portfolio

Inorganic investment

Opportunistic and strategic

Return **Excess cash** to shareholders

~$1.4B+ in share repurchases since '11

Dividend increase of 33% announced Feb '25

Strong cash flow maintains balance sheet strength, funds organic investment in research, and enables significant share reduction

©2025 InterDigital, Inc. All Rights Reserved.

39

40©2025 InterDigital, Inc. All Rights Reserved. Target Financial Model for 2030 60%+ Powerful Operating Leverage drives Adjusted EBITDA Marginb Target $1B+ ARRa 14%+ Annual Growth Target High Margin Drives Strong Cash Flow $600M+ Adjusted EBITDAb Target Well positioned to drive value going forward a Please see appendix for a description of this metric and how it is calculated b Non-GAAP financial measure. Refer to appendix. Calculated based on an assumed 60% Adjusted EBITDA margin.

41©2025 InterDigital, Inc. All Rights Reserved. Key Takeaways World-class leadership and functional teams across the board Accelerating momentum for R&I, standard development, patent portfolio creation and licensing driven by continuing investment and strong execution We have a clear strategy, a world-class team and the operational discipline to drive the growth of ARRa to $1B+ target by 2030 Our technologies are critical to devices and services of multiple industries, giving us large addressable markets a Please see appendix for a description of this metric and how it is calculated

42©2025 InterDigital, Inc. All Rights Reserved.

43©2025 InterDigital, Inc. All Rights Reserved. Supplemental Metrics Annualized recurring revenue ("ARR") for any quarter is defined as total revenues for the quarter less catch-up revenues for the quarter, multiplied by four. Management believes ARR provides useful information about our financial performance, and our progress toward our 2030 targets. ARR is not a projection or forecast, and actual recurring revenues for any 12-month period will depend on a number of factors beyond our ability to predict or control, including those risks and uncertainties listed above. Additionally, ARR may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Adjusted EBITDA and Adjusted EBITDA margin are supplemental non-GAAP financial measures that InterDigital believes provide investors with important insight into the Company's ongoing business performance. InterDigital defines Adjusted EBITDA as net income attributable to InterDigital Inc. plus net loss attributable to non- controlling interest, income tax (provision) benefit, other income (expense) & interest expense, depreciation and amortization, share-based compensation, and other items. Other items include restructuring costs, impairment charges and other non-recurring items. Adjusted EBITDA margin is Adjusted EBITDA over total revenues. These non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The presentation of these financial measures, which are not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of each of these metrics to its most directly comparable GAAP financial measure is provided below. Non-GAAP net income, Non-GAAP earnings per share (“EPS”), and Non-GAAP weighted-average dilutive shares are supplemental non-GAAP financial measures that InterDigital believes provides investors with important insight into the Company's ongoing business performance. InterDigital defines Non-GAAP net income as net income attributable to InterDigital, Inc. plus share-based compensation, acquisition related amortization, depreciation and amortization, restructuring costs, impairment charges and one-time adjustments, losses on extinguishments of long-term debt, the related income tax effect of the preceding items, and adjustments to income taxes. Non-GAAP EPS is defined as Non-GAAP net income divided by Non-GAAP weighted average number of common shares outstanding–diluted, which adjusts the weighted average number of common shares outstanding for the dilutive effect of the Company's convertible notes, offset by our hedging arrangements. InterDigital’s computation of these non-GAAP financial measures might not be comparable to similarly named measures reported by other companies. The presentation of these financial measures, which are not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of each of these metrics to its most directly comparable GAAP financial measure is provided below.

Non-GAAP Reconciliation 44©2025 InterDigital, Inc. All Rights Reserved. (In millions) 2020 2021 2022 2023 2024 Q2'25 Q2'24 Q2'25 Q3'25 Current Prior Net income attributable to InterDigital, Inc. 45$ 55$ 94$ 214$ 359$ 181$ 110$ $64 - $71 $32 - $38 $372 - $390 $224 - $319 Net loss attributable to non-controlling interest (7) (13) (2) (3) - - - - - - - Income tax (provision) benefit (7) 15 26 24 71 30 24 14 8 65 56 Other income (expense) & interest expense 24 14 33 (13) 10 (6) - - - (6) (2) Depreciation and amortization 81 78 79 78 70 19 17 18 20 78 78 Share-based compensation 10 29 22 36 46 12 10 11 9 42 44 Other operating items 9 30 3 10 (4) - (3) - - - - Adjusted EBITDA 155$ 208$ 255$ 345$ 551$ 237$ 158$ $107 - $114 $69 - $75 $551 - $569 $400 - $495 Adjusted EBITDA Margin 43% 49% 56% 63% 63% 79% 71% 66% 52% 68% 63% Other Operating Items Restructuring -$ 28$ 3$ -$ -$ -$ -$ -$ -$ -$ -$ Other non-cash charges 9 - - 3 - - - - - - - Non-Recurring Personnel-Related - 2 - - - - - - - - - Net Litigation Fee Reimbursement - - - 8 (4) - (3) - - - - Total Other Operating Items 9$ 30$ 3$ 10$ (4)$ -$ (3)$ -$ -$ -$ -$ NOTE: Sums may not equal total due to rounding Full Year 2025 Full Year Three Months Ended Outlook

Non-GAAP Reconciliation

(In millions, except per share data)	Full Year 2020	Full Year 2021	Full Year 2022	Full Year 2023	Full Year 2024
Net income attributable to InterDigital, Inc.	**$ 45**	**$ 55**	**$ 94**	**$ 214**	**$ 359**
Share-based compensation	10	29	22	36	46
Acquisition related amortization	44	42	42	41	33
Other operating items	9	30	3	10	(4)
Other non-operating items	(4)	(11)	13	(14)	(2)
Related income tax and noncontrolling interest effect of above items	(12)	(26)	(17)	(17)	(15)
Adjustments to income taxes	(21)	(2)	(2)	(16)	(7)
Non-GAAP net income	**$ 70**	**$ 117**	**$ 155**	**$ 254**	**$ 409**
Weighted average dilutive shares - GAAP	31.1	31.3	30.5	28.1	29.7
Less: Dilutive impact of the Convertible Notes	-	-	-	0.5	2.4
Weighted average dilutive shares - Non-GAAP	31.1	31.3	30.5	27.6	27.3
Diluted EPS	$ 1.44	$ 1.77	$ 3.07	$ 7.62	$ 12.07
Non-GAAP EPS	$ 2.27	$ 3.73	$ 5.08	$ 9.23	$ 14.97
Other Operating Items					
Restructuring	$ -	$ 28	$ 3	$ -	$ -
Other non-cash charges	9	-	-	3	-
Non-recurring personnel-related	-	2	-	-	-
Net litigation fee reimbursement	-	-	-	8	(4)
Total Other Operating Items	**$ 9**	**$ 30**	**$ 3**	**$ 10**	**$ (4)**
Other Non-operating Items					
Fair value changes	$ (4)	$ (9)	$ 2	$ (10)	$ (2)
Loss on extinguishment of debt	-	-	11	-	-
Other non-cash charges	-	(2)	-	(4)	-
Total Other Non-operating Items	**$ (4)**	**$ (11)**	**$ 13**	**$ (14)**	**$ (2)**

(In millions, except per share data)	Three Months Ended Q2'25	Three Months Ended Q2'24
Net income attributable to InterDigital, Inc.	**$ 181**	**$ 110**
Share-based compensation	12	10
Acquisition related amortization	9	8
Other operating items	-	(3)
Other non-operating items	-	(2)
Related income tax and noncontrolling interest effect of above items	(4)	(3)
Adjustments to income taxes	(2)	(1)
Non-GAAP net income	**$ 195**	**$ 119**
Weighted average dilutive shares - GAAP	33.7	27.9
Less: Dilutive impact of the Convertible Notes	3.8	1.9
Weighted average dilutive shares - Non-GAAP	29.9	26.0
Diluted EPS	$ 5.35	$ 3.93
Non-GAAP EPS	$ 6.52	$ 4.57
Other Operating Items		
Restructuring	$ -	$ -
Other non-cash charges	-	-
Non-recurring personnel-related	-	-
Net litigation fee reimbursement	-	(3)
Total Other Operating Items	**$ -**	**$ (3)**
Other Non-operating Items		
Fair value changes	$ -	$ (2)
Loss on extinguishment of debt	-	-
Other non-cash charges	-	-
Total Other Non-operating Items	**$ -**	**$ (2)**

(In millions, except per share data)	Outlook Q2'25	Outlook Q3'25	Outlook Full Year 2025 Current	Outlook Full Year 2025 Prior
Net income attributable to InterDigital, Inc.	**$64 - $71**	**$32 - $38**	**$372 - $390**	**$224 - $319**
Share-based compensation	11	9	42	44
Acquisition related amortization	9	9	36	35
Other operating items	-	-	-	-
Other non-operating items	-	-	-	-
Related income tax and noncontrolling interest effect of above items	(4)	(4)	(16)	(17)
Adjustments to income taxes	-	-	(6)	-
Non-GAAP net income	**$80 - $87**	**$46 - $52**	**$428 - $446**	**$286 - $381**
Weighted average dilutive shares - GAAP	33.7	34.1	34.0	33.0
Less: Dilutive impact of the Convertible Notes	3.7	4.0	3.8	3.5
Weighted average dilutive shares - Non-GAAP	30.0	30.2	30.2	29.5
Diluted EPS	$1.90 - $2.11	$0.94 - $1.11	$10.94 - $11.47	$6.79 - $9.67
Non-GAAP EPS	$2.67 - $2.90	$1.52 - $1.72	$14.17 - $14.77	$9.69 - $12.92
Other Operating Items				
Restructuring	$ -	$ -	$ -	$ -
Other non-cash charges	-	-	-	-
Non-recurring personnel-related	-	-	-	-
Net litigation fee reimbursement	-	-	-	-
Total Other Operating Items	**$ -**	**$ -**	**$ -**	**$ -**
Other Non-operating Items				
Fair value changes	$ -	$ -	$ -	$ -
Loss on extinguishment of debt	-	-	-	-
Other non-cash charges	-	-	-	-
Total Other Non-operating Items	**$ -**	**$ -**	**$ -**	**$ -**

NOTE: Sums may not equal total due to rounding

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